Exhibit 99.1

Poniard Pharmaceuticals Secures $15 Million Loan Financing

— Proceeds to Fund Expanded License and Late-Stage Clinical Development of Picoplatin —

South San Francisco, Calif. (October 26, 2006) — Poniard Pharmaceuticals, Inc. (NASDAQ: PARD), a specialty pharmaceutical company focused on oncology, today announced that it has  secured a $15 million term loan from SVB Silicon Valley Bank and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.  The Company plans to use a portion of the proceeds of the loan to fund the Company’s recently announced transaction with AnorMED Inc., which expanded the license for picoplatin, Poniard’s lead product candidate, and improved the terms for the Company.  The Company also plans to use the loan proceeds to support its strategic growth, late-stage clinical trials of picoplatin and general corporate needs.

On September 19, 2006, Poniard announced that it had broadened its license agreement with AnorMED for picoplatin, providing Poniard with exclusive worldwide rights and improved financial terms and conditions.  The expanded agreement eliminates the payment of development milestones and significantly reduces the royalty rate payable to AnorMED on potential sales of picoplatin.  Poniard’s decision to make this additional investment in picoplatin was supported, in part, by encouraging preliminary data from its ongoing Phase 2 trial of picoplatin in small cell lung cancer (SCLC).

“This financing not only helps us fulfill our commitment in the expanded agreement with AnorMED for picoplatin, but it also allows us to strengthen our financial position and use our existing cash to aggressively develop this promising compound in three solid tumor indications, as planned,” said Jerry McMahon, Ph.D., chairman, president and CEO of Poniard.

Terms of Financing

The $15 million loan from SVB Silicon Valley Bank and Merrill Lynch Capital is for a term of 42 months.  The loan is secured by a first lien on certain non-intellectual property assets of the Company and is subject to a number of conditions and covenants, including that the Company maintain unrestricted cash of $7.5 million during the loan term and meet certain milestones with respect to its picoplatin program.  The Company will file a Report on Form 8-K with the U.S. Securities and Exchange Commission on or before October 31, 2006, that includes a description of the financing transaction and copies of the loan and warrant agreements.

Picoplatin Development Momentum Toward Clinical Milestones

Picoplatin is a new generation platinum therapy with an improved safety profile.  An intravenous chemotherapeutic agent, it is designed to overcome platinum resistance associated with the treatment of solid tumors.  Picoplatin is being studied in an ongoing Phase 2 clinical trial in patients with SCLC and in Phase 1/2 clinical trials in patients with colorectal cancer and prostate cancer.  The Company’s targeted objectives for picoplatin include:

•                  Small cell lung cancer: Poniard completed enrollment in its Phase 2 open-label, multi-center trial in SCLC in August 2006.  Clinical data, including preliminary median overall survival data, are expected to be available later this quarter.  The Company plans to evaluate these data in consideration of initiating a Phase 3 program in the first quarter of 2007.

•                  Colorectal cancer: Completion of the ongoing Phase 1 trial and initiation of the Phase 2 component of this study by the end of 2006.

•                  Prostate cancer: Completion of the Phase 1 trial and initiation of the Phase 2 component of this study by the end 2006.

•                  Oral picoplatin: Initiation of a Phase 1 trial of an oral formulation of picoplatin in 2007.

About Poniard Pharmaceuticals

Poniard Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the discovery, development and commercialization of innovative oncology products to impact the lives of people with cancer.  Picoplatin, the Company’s lead product candidate, is a new generation platinum therapy with an improved safety profile.  An intravenous chemotherapeutic agent, it is designed to overcome platinum resistance associated with the treatment of solid tumors.  Picoplatin is currently being studied in clinical trials for the treatment of small cell lung, colorectal and hormone-refractory prostate cancers.  Poniard has received orphan drug designation from the U.S. Food and Drug Administration for picoplatin for the treatment of small cell lung cancer.  As part of the Company’s strategic goal of building a diverse oncology pipeline, the Company also is collaborating with the Scripps Florida Research Institute on the discovery of novel, small-molecule, multi-targeted protein kinase inhibitors.  For additional information please visit www.poniard.com.

About SVB Silicon Valley Bank

SVB Silicon Valley Bank provides commercial banking services to emerging growth and mature companies in the technology, life science, private equity and premium wine industries.  Through its focus on specialized markets and extensive knowledge of the people and business issues driving them, SVB Silicon Valley Bank provides a level of service and partnership that measurably impacts its clients’ success.  Founded in 1983 and headquartered in Santa Clara, Calif., the company serves clients around the world through 27 U.S. offices and three international operations. SVB Silicon Valley Bank is a member of global financial services firm SVB Financial Group, with SVB Alliant, SVB Analytics, SVB Capital, SVB Global and SVB Private Client Services.  More information on the company can be found at www.svb.com.

SVB Silicon Valley Bank refers to Silicon Valley Bank, the California bank subsidiary and the commercial banking operation of SVB Financial Group. Banking services are provided by Silicon Valley Bank, a member of the FDIC and the Federal Reserve. SVB Private Client Services is a division of Silicon Valley Bank. SVB Financial Group is also a member of the Federal Reserve.

About Merrill Lynch Capital
Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., is a leading commercial finance business providing a broad range of structured financing solutions to middle market companies nationwide. Based in Chicago and with regional offices throughout the country, Merrill Lynch Capital is focused on four market segments: corporate finance, equipment finance, healthcare finance and real estate finance. The Healthcare Finance Group of Merrill Lynch Capital provides senior financing solutions for middle market healthcare companies, offering cash flow, asset, life sciences related and real estate based credit facilities and junior secured debt, and equity co-investments. The typical transaction size for senior debt is between $10 million and $250 million.

This release contains forward-looking statements, including statements regarding the Company’s business model, drug development program and clinical trial plans and preliminary results to date.  The Company’s actual results may differ materially from those indicated in these forward looking statements based on a number of factors, including anticipated operating losses, uncertainties associated with research, development, clinical trials and related regulatory approvals, future capital needs and uncertainty of additional financing, competition, uncertainties associated with intellectual property, dependence on third-party manufacturers, suppliers and collaborators, lack of sales and marketing experience, loss of key personnel, uncertainties associated with market acceptance, technology change and government regulation, general market conditions and the other risks and uncertainties described in the Company’s current and periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

© 2006 Poniard Pharmaceuticals, Inc.  All Rights Reserved.

Poniard and Poniard Pharmaceuticals are trademarks of Poniard Pharmaceuticals, Inc.

For Further Information:

Julie Rathbun

Poniard Pharmaceuticals

Corporate Communications

7000 Shoreline Court, Suite 270

South San Francisco, CA  94080

206-286-2517

jrathbun@poniard.com

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